As filed with the Securities and Exchange Commission on January 13, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the

Securities Act of 1933

MERIT MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0447695 (I.R.S. Employer Identification No.)

1600 West Merit Parkway

South Jordan, Utah 84095

Telephone: (801) 253-1600

(Address of Principal Executive Offices,

including Zip Code)

Merit Medical Systems, Inc.

1996 Employee Stock Purchase Plan

(Full title of the plan)

and Corporate Secretary

Brian G. Lloyd

Chief Legal Officer and Corporate Secretary

Merit Medical Systems, Inc.

1600 West Merit Parkway

South Jordan, Utah 84095

(801) 253-1600

(Name, address and telephone number, including area code, of agent for service)

Copy to: Michael J. Schefer Parr Brown Gee & Loveless 101 South 200 East, Suite 700 Salt Lake City, Utah 84111 (801) 532-7840

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ◻
Non-accelerated filer ◻ (Do not check if a smaller reporting company)	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

CALCULATION OF REGISTRATION FEE

	(1)
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	100,000 shares	$59.26	$5,926,000.00	$549.34

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the common stock of Merit Medical Systems, Inc. (the “Registrant”) that become issuable under the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price for the Registrant’s common stock, as reported on the Nasdaq Global Select Market on January 12, 2022.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 100,000 shares of the common stock, no par value, (the “Common Stock”), of Merit Medical Systems, Inc. (the “Registrant”) that may be offered and sold under the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan, as amended (the “Plan”).  The Registrant’s shareholders approved the addition of these shares to the Plan at the Registrant’s Annual Meeting of Shareholders held on June 17, 2021.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant’s previously filed Registration Statements on Form S-8, File Nos. 333-10509 and 333-58162, filed with the Securities and Exchange Commission (the “Commission”) on August 20, 1996 and April 2, 2001, respectively, relating to the Plan, to the extent not otherwise amended or superseded by the contents hereof. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on March 1, 2021 (our “2020 Annual Report”);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 7, 2021;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the Commission on August 6, 2021;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the Commission on November 5, 2021

(5)	The Registrant’s Current Reports on Form 8-K, other than with respect to Items 2.02 or 7.01, filed with the Commission on February 24, 2021, April 29, 2021, June 23, 2021, July 29, 2021, October 22, 2021, October 28, 2021 and November 24, 2021;

(6)	The Registrant’s Definitive Proxy Statement on Schedule 14A for the annual meeting of stockholders held on June 17, 2021, filed with the Commission on April 30, 2021;

(7)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 11, 1990, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description	Filing Status
4.1	Merit Medical Systems, Inc., Restatement of the 1996 Employee Stock Purchase Plan dated July 1, 2000	Form 10-K or year ended December 31, 2020 (Exhibit No. 10.19)
4.2	First Amendment to the Merit Medical Systems, Inc., 1996 Employee Stock Purchase Plan dated April 1, 2001	Form 10-K for year ended December 31, 2020 (Exhibit No. 10.20)
4.3	Second Amendment to the Merit Medical Systems, Inc., 1996 Employee Stock Purchase Plan dated January 1, 2006*†	Form 10-K for year ended December 31, 2020 (Exhibit No. 10.21)
4.4	Third Amendment to the Merit Medical Systems, Inc., 1996 Employee Stock Purchase Plan dated April 7, 2006	Form 10-K for year ended December 31, 2020 (Exhibit No. 10.22)
4.5	Fourth Amendment to the Merit Medical Systems, Inc., 1996 Employee Stock Purchase Plan dated February 13, 2015	Form 10-K for year ended December 31, 2020 (Exhibit No. 10.23)
4.5

Fifth Amendment to the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan (included as Appendix B to the Registrant’s Definitive Proxy Statement for its 2021 Annual Meeting of Stockholders filed with the Commission on April 30, 2021

Schedule 14A, filed April 30, 2021 (Appendix B)
5.1	Opinion of Parr Brown Gee & Loveless PC	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Parr Brown Gee & Loveless	Included in Exhibit 5.1, which is filed herewith
24.1	Power of Attorney	Included in signature pages hereto

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Jordan, State of Utah, on January 13, 2022.

MERIT MEDICAL SYSTEMS, INC.

/s/ FRED P. LAMPROPOULOS Fred P. Lampropoulos Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Fred P. Lampropoulos (President and Chief Executive Officer), Raul Parra (Chief Financial Officer and Treasurer) and Brian G. Lloyd (Chief Legal Officer and Corporate Secretary), and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments (including any post-effective amendments) to this registration statement, and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto, and to file the same with the Securities and Exchange Commission, granting unto say attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or any of them or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 13, 2022.

Signature	Capacity in Which Signed

/s/ FRED P. LAMPROPOULOS	President, Chief Executive Officer and Director
Fred P. Lampropoulos	(Principal executive officer)

/s/ RAUL PARRA	Chief Financial Officer and Treasurer
Raul Parra	(Principal financial and accounting officer)

/s/ A. SCOTT ANDERSON	Director
A. Scott Anderson

/s/ JILL D. ANDERSON	Director
Jill D. Anderson

/s/ LONNY J. CARPENTER	Director
Lonny J. Carpenter

/s/ STEPHEN C. EVANS	Director
Stephen C. Evans

Signature	Capacity in Which Signed
/s/ DAVID K. FLOYD	Director
David K. Floyd

/s/ THOMAS J. GUNDERSON	Director
Thomas J. Gunderson

/s/ JAMES T. HOGAN	Director
James T. Hogan

/s/ F. ANN MILLNER	Director
F. Ann Millner

/s/ LYNNE N. WARD	Director
Lynne N. Ward